                    SEPARATION AGREEMENT AND GENERAL RELEASE


                  This SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into by and between Paul Ludwig ("Ludwig"), on the one hand, and Advanced Photonix Inc. ("API") on the other.

                                    RECITALS:

                  A. Ludwig has been employed by API since August 2002, and the parties wish to terminate his employment with API effective as of August 31, 2006 (the "Separation Date").

                  B. The parties desire amicably to resolve fully and finally all issues and claims that Ludwig may have with API and others released herein, including, but not limited to, any matters or claims arising out of or related to Ludwig's employment with API, Ludwig's membership on API's Board of Directors, or any other relationship with API or any other API Releasee, and the termination of those relationships.

                  NOW, THEREFORE, in consideration of the premises and promises contained in this Agreement, the parties agree as follows:

                  SECTION 1 -- NON-ADMISSION OF LIABILITY OR WRONGDOING.


                  The parties acknowledge that this Agreement reflects their desire to terminate all aspects of their relationship (except as otherwise provided in this Agreement) in an orderly and amicable fashion. The parties in no way acknowledge any fault or liability to the other party or any other person or entity, and this Agreement shall not be construed as an admission by either party or any other person or entity of any fault or liability to any party or any other person or entity.

                  SECTION 2 -- CESSATION OF EMPLOYMENT AND OTHER RELATIONSHIPS.


                  Ludwig hereby resigns, and API hereby accepts Ludwig's resignation, as a director, officer and employee of API and of all subsidiaries of API effective as of the opening of business on the Separation Date. API will not contest any claim initiated by Ludwig for unemployment insurance benefits and will characterize his departure from API as a separation from employment.

                  SECTION 3 -- BENEFITS TO LUDWIG.


                  Between the date hereof and the Separation Date, Ludwig will continue to be employed by API on the same terms and conditions as he is currently employed by API and in such capacity shall continue to receive compensation at the same rate as he is currently paid and shall continue to be eligible to participate in all benefit plans of API on the same terms as he now participates therein. Following the Separation Date, API will,


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


as set forth below, pay Ludwig the following amounts, less required deductions and withholdings, all of which will be reported on the appropriate tax forms as determined by API:

                  (a) $10,160.88 representing approximately 8 months of API subsidy for the group health insurance Ludwig was enrolled in as of the date hereof. This payment will be mailed to Ludwig within 5 days after the Separation Date.

                  (b) $123,344 representing approximately 8 months of Ludwig's base salary, payable in eight substantially equal installments of $15,418 each. The first $15,418 installment will be mailed to Ludwig on or about October 3, 2006. An additional installment will be mailed to Ludwig on or about the third day of each of the next 7 months with the last installment to be mailed on or about May 2, 2007.


                  (c) The full amount, if any, of any accrued but unpaid vacation and any accrued and unpaid compensation owing to Ludwig as at the Separation Date which will be payable to Ludwig not later than 5 days after the Separation Date.

                  In addition, API will pay for Ludwig to receive, from and after the date hereof, outplacement assistance services selected by API from Lee Hecht Harrison, Right Associates, or another mutually agreeable company, at a cost not to exceed $20,000.00.

                  Ludwig acknowledges that the benefits to be received by him under the provisions of this Section 3 are in addition to any benefits to which he would otherwise be entitled to receive in connection with his employment or the termination thereof.

                  SECTION 4 -- RESPONSIBILITY FOR TAXES.


                  Ludwig agrees that he solely is responsible for all of his tax obligations, including, but not limited to, all payment obligations, which may arise as a consequence of this Agreement, and all payments made to Ludwig hereunder shall be subject to tax withholding as required by law.

                  SECTION 5 -- COMPLETE RELEASE BY LUDWIG.


                  As a material inducement to API to enter into this Agreement, Ludwig irrevocably and unconditionally releases and forever discharges API, all of API's current and former parents, subsidiaries, related companies, partnerships, joint ventures, or other affiliates, and, with respect to each of them, their predecessors and successors; and, with respect to each and all of the foregoing entities, all of their respective past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their


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



successors (collectively along with API, the "API Releasees"), from any and all "Claims."

                  The term "Claims" includes all charges, claims, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) or similar rights of any nature whatsoever, known or unknown, which Ludwig now has or claims to have, or which Ludwig at any time heretofore had or claimed to have, or which Ludwig at any time hereafter may have or claim to have against each or any of the API Releasees, arising out of or related to any act, omission, event, fact or other thing which existed or occurred (i) on or prior to the date Ludwig signs this Agreement or (ii) in the event but only in the event that Ludwig accepts any payment made to him pursuant to Section 3 hereof, on or prior to the Separation Date. This includes but is not limited to a release of all rights and claims Ludwig may have under:

a) Anti-Discrimination Statutes, such as the Wisconsin Fair Employment Act (prohibiting discrimination in employment based on race, creed, color, national origin, ancestry, disability, sexual orientation, marital status, sex or age); the Age Discrimination in Employment Act (prohibiting age discrimination); Title VII of the Civil Rights Act of 1964 (prohibiting discrimination in employment based on race, color, national origin, religion, sex or pregnancy); the Civil Rights Act of 1991 (prohibiting discrimination); 42 U.S.C. Sec. 1982 (prohibiting discrimination); Executive Order 11246 (prohibiting race, color, religion, sex and national origin discrimination); Executive Order 11141 (prohibiting age discrimination); the Rehabilitation Act of 1973 (prohibiting handicap discrimination); the Equal Pay Act (prohibiting paying males and females different amounts for equal work); and the Americans With Disabilities Act (prohibiting discrimination based on disability).

b) Federal and State Employment Statutes, such as the Fair Labor Standards Act (regulating wage and hour matters); the Employee Retirement Income Security Act of 1974 (protecting employee benefits); the National Labor Relations Act (protecting the right to engage in union activity); the Family and Medical Leave Act (providing for leaves of absence); the Michigan Family Rights Act (providing for leaves of absence); and the Michigan Labor Code (regulating wages, hours, and other terms and conditions of employment);

c) Other Laws, such as federal or local laws, or regulations or common law prohibiting discrimination in employment or otherwise, enforcing express or implied contracts, requiring employers to deal fairly or in good faith, or restricting an employer's right to terminate employees. Ludwig also releases any and all other claims, known and unknown, which he may have for breach of contract, express or implied; breach of the covenant of good faith and fair dealing; and retaliation, defamation, conspiracy,


                                       3                Initialed:
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



       infliction of emotional distress, invasion of privacy, misrepresentation, or any other tort; and

d) Benefit Plans. Ludwig acknowledges that he will cease to be eligible to participate in any stock option, bonus, incentive compensation, commission, medical, dental, life insurance, retirement, and other compensation or benefit plans of API or any other party released herein as of his Separation Date. Ludwig releases all rights under any such plan, except he will retain any right he has to COBRA continuation coverage as to any API-provided medical, dental, or vision plan in which he participated as of his Separation Date. If Ludwig desires to elect COBRA continuation coverage, he must timely elect it and timely pay all required contributions. Ludwig also will retain all vested benefits under all API qualified retirement plans, and all rights associated with those benefits, as determined under the official terms of those plans. Ludwig acknowledges that he will cease vesting in any stock option or similar API plan as of his Separation Date and any rights he may have shall be determined under the official terms of such plan. It is provided, however, that assuming that this Agreement is not revoked by Ludwig pursuant to Section 22 below, all currently outstanding stock option grants to Ludwig will become fully vested and exercisable in accordance with and subject to their terms.

                  SECTION 6 -- UNKNOWN CLAIMS BY LUDWIG.

                  Ludwig expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims that he does not know of or suspect to exist in his favor at the time he signs this Agreement (or, of applicable as at the Separation Date), and that this Agreement contemplates the release of all such Claims.

                  SECTION 7 -- NO FILINGS BY LUDWIG/COVENANT NOT TO SUE.

                  Ludwig represents and agrees that he has not filed or caused to be filed, on his own behalf, directly or indirectly, any complaints, charges, applications, claims or grievances against any of the API Releasees with any local state or federal agency, court, self-regulatory organization, or any other public, quasi-public or private agency, organization, or entity, and that he will not do so at any time, based on any act, omission, event, fact, or other thing as to which he has given a release hereunder. Ludwig further agrees that if any such agency, court, organization, or other entity assumes jurisdiction of any such complaint, charge, application, claim, or grievance against any of the API Releasees, on behalf of or with respect to Ludwig, he will request such agency, court, organization, or other entity to withdraw from and dismiss the matter with prejudice. This Section, however, shall not prohibit Ludwig from filing or prosecuting a charge with any administrative agency as long as Ludwig does not seek any damages or any other relief or remedy for himself.


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



                  SECTION 8 -- COMPLETE RELEASE BY API.

                  As a material inducement to Ludwig to enter into this Agreement, API irrevocably and unconditionally releases and forever discharges Ludwig from any and all "API Claims."

                  The term "API Claims" includes all charges, claims, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) or similar rights of any nature whatsoever, known or unknown, which API now has or claims to have, or which API at any time heretofore had or claimed to have, or which API at any time hereafter may have or claim to have against Ludwig, arising out of or related to any act, omission, event, fact or other thing which existed or occurred (i) on or prior to the date API signed this Agreement, or
(ii) in the event but only in the event that Ludwig accepts any payment under
Section 3 hereof, on or prior to the Separation Date.

                  SECTION 9 -- UNKNOWN CLAIMS BY API.

                  API expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all API Claims as to which it has given a release hereunder, and that this Agreement contemplates the release of all such API Claims.

                  SECTION 10 -- CONFIDENTIAL INFORMATION.

                  (a) Ludwig represents and agrees that in the course of employment with API, he acquired confidential information and trade secrets concerning API's and the other API Releasees' operations, future plans, customer lists or other information, their methods of doing business, financial information, ideas, processes and formulae, trade secrets, and other privileged, confidential, and proprietary information ("Confidential Information"). In addition, Ludwig specifically agrees that Confidential Information includes all information or data, in writing or otherwise, or learned by Ludwig orally, by observation or other sensory detection, relating to any product, product design, service, research, development, formula, process, method of distribution or delivery, know-how, contract term, customer pricing, supplier list or price, business strategy, compensation, plan or practice, operating records, software, technology, sales data, information or other records, lists or documents used by API or API Releasees in operating their businesses or otherwise.

                  (b) Ludwig represents and agrees that disclosure of any Confidential Information would be extremely damaging to API or other API Releasees if disclosed to a competitor or made available to any other person or corporation. Ludwig represents and agrees that such Confidential Information has been divulged to Ludwig in confidence and represents and agrees that he will keep such Confidential Information secret and


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



confidential and not disclose it before it becomes publicly available through no fault of his own.

                  (c) Ludwig agrees that he will not, for a period of two (2) years after his separation from API (the "Restricted Period"), directly or indirectly solicit, induce, encourage or attempt to influence any client, customer, salesperson or supplier of API to cease to do business with API. Ludwig further agrees that he shall not utilize for any such purposes any names and addresses of customers or clients of API or any data on or relating to past, present or prospective (at the time of his separation from API) customers or clients of API.

                  (d) Ludwig further agrees that during the Restricted Period he will not, directly or indirectly, solicit for employment or other business relationship any person who is, or within the preceding 12 months was, an API or other API Releasee officer, manager, employee, or consultant.

                  (c) In view of the nature of Ludwig's employment and the Confidential Information that Ludwig has received during the course of his employment, Ludwig likewise agrees that API and the other API Releasees would be harmed irreparably by any violation, or threatened violation, of this
Section 10 and that, therefore, API and the other API Releasees shall be entitled to an injunction prohibiting Ludwig from any violation or threatened violation of this Agreement. The undertakings set forth in this Section 10 shall survive the termination of other arrangements contained in this Agreement.

                  SECTION 11 -- CONFIDENTIALITY AND NONDISPARAGEMENT BY LUDWIG.

                  (a) Ludwig represents and agrees that he has kept and will keep any information concerning the circumstances or allegations giving rise to Ludwig's Claims (if any) released herein to any person or entity other than his tax advisor and attorneys ("Ludwig Confidants"), and that he only will disclose such information to the Ludwig Confidants if such persons or entities are informed of and agree to be bound by this confidentiality provision. By way of illustration, Ludwig shall not disclose any information concerning the circumstances or allegations giving rise to his Claims released herein to anyone including, but not limited to, any representative of any print, radio, or television media, to any past, present, or prospective employee or customer of, or applicant for employment with, API or any of the other API Releasees, to any counsel for any current or former employee or customer of API or any of the other API Releasees, or to the public at large. This subsection does not prohibit disclosures to the extent necessary legally to enforce this Agreement or to the extent prohibited by law, nor does it prohibit disclosures to the extent otherwise legally required (but only if Ludwig notifies API of a such an obligation or request within 48 hours after he learns of it and allows API to take all steps it deems to be appropriate to prevent or limit the required disclosure).


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


                  (b) Ludwig further agrees not to criticize, denigrate, or disparage API or any other API Releasee.

                  (c) In the event Ludwig is subpoenaed by a court or other legal tribunal to testify or provide documents regarding his employment with API, others' employment with API, API practices or procedures, or any other subject matter involving, relating, or referring to API or any API Releasee, he shall give notice to API within 48 hours by sending a copy of all such subpoenas to the person at the address listed in Section 21 (or to such other person as API may designate to Ludwig in writing) by priority overnight U.S. Postal Service mail or UPS priority overnight delivery. To the extent permitted by law, Ludwig agrees that he will take no action, direct or indirect, to encourage or suggest the issuance of such subpoenas.

                  SECTION 12 -- FURTHER CONSEQUENCES OF LUDWIG'S VIOLATION OF PROMISES.

                  Ludwig further agrees that API and the other API Releasees would be irreparably harmed by any actual or threatened violation of Sections 10 or 11, and that to the extent not prohibited by law, API and the other API Releasees shall be entitled to an injunction prohibiting Ludwig from committing any such violation. Ludwig hereby consents to subject himself to personal jurisdiction in the State of Michigan.

                  SECTION 13 -- OWNERSHIP CLAIMS BY LUDWIG.

                  Ludwig represents and agrees that he has not assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims or any portion thereof, or interest therein.

                  SECTION 14 -- CONSULTATION WITH COUNSEL; FULL AND INDEPENDENT KNOWLEDGE, UNDERSTANDING, AND CAPACITY.

                  Ludwig is advised to consult with an attorney of his choice before signing this Agreement. Ludwig acknowledges and agrees that he has been so advised; that Ludwig has fully discussed all aspects of this Agreement with his counsel, to the full extent Ludwig so desired; that Ludwig has read carefully and fully understands all of the provisions of this Agreement; that Ludwig has taken as much time as he needs for full consideration of this Agreement; that Ludwig is voluntarily entering into this Agreement; and that Ludwig has the capacity to enter into this Agreement.

                  SECTION 15 -- NO REPRESENTATIONS.

                  Ludwig represents that in signing this Agreement, he does not rely on nor has he relied on any representation or statement not specifically set forth in this Agreement by any of the API Releasees or by any of the API Releasees' agents,


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

representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

                  SECTION 17 -- API PROPERTY AND CONFIDENTIAL MATERIAL.


Ludwig represents and agrees that within 5 days of the Separation Date, he will turn over to API all originals and copies of all information, files, memoranda, records, other documents, software, badges, keys, credit cards and any other physical or personal property which are or were API or API Releasee property, which Ludwig has in his possession, custody, or control. Within the aforementioned 5 day period, Ludwig shall bring the home desktop computer provided to him by API back to API for API's inspection and removal of all API Confidential Information, and within 2 days thereafter such computer will be returned to Ludwig. Existing Obligations Continue.

                  Ludwig agrees to remain bound by any API or API Releasee agreement or policy relating to confidential information, invention, nonsolicitation, noncompetition, or similar matters to which he is now subject.

                  SECTION 17 -- GOVERNING LAW.


                  Except to the extent preempted by federal law, this Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Michigan without regard to its conflict of laws provisions.

                  SECTION 18 -- SUCCESSORS.


                  This Agreement shall be binding upon Ludwig and his heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the API Releasees and to their respective heirs, administrators, representatives, executors, successors, and assigns.

                  SECTION 19 -- ARBITRATION.

                  (a) Agreement to Arbitrate: Any dispute between the parties hereto, including, without limitation, any of the provisions of this Agreement or any dispute about the formation, validity, interpretation, or effect of alleged violations of this Agreement (except alleged violations of Sections 10 or 11, which may be enjoined as well at API's option as set forth in
Section 12) (an "Arbitrable Dispute") must be submitted to final and binding arbitration in Ann Arbor before an experienced employment arbitrator licensed to practice law in Michigan. The parties agree to subject themselves to personal jurisdiction in the city of Ann Arbor and Washtenaw County for such arbitration and in any jurisdiction necessary for the enforcement of any arbitration award. Except as provided in this Agreement the arbitration shall be in accordance with the then-current JAMS/Endispute Arbitration Rules And Procedures for Employment Disputes governing arbitrations administered by the Judicial Arbitration and Mediation


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

Service ("JAMS"). The arbitrator shall be selected as follows. JAMS shall give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of both parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of both parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of both parties, JAMS shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the arbitrator. Anytime a party is permitted under this Agreement to make an arbitrator strike, such party must make the strike and communicate it to the other party and JAMS within ten (10) calendar days of the date of the transmittal communication relaying the arbitrators remaining for selection. In the event a party does not make a timely strike, the other party may select the arbitrator from the names remaining.

                  (b) Costs of Arbitration: Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of this arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs, shall be paid in equal shared by Ludwig and API. The party losing the arbitration shall reimburse the party who prevailed for all expenses the prevailing party paid pursuant to the preceding sentence and for all reasonable attorneys' fees (as determined by the Arbitrator) incurred by the prevailing party in connection with the arbitration proceeding.

                  (c) Exclusive Remedy: Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should Ludwig or API attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Paragraph, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result and the responding party shall be entitled to the return of any payments that party made under this Agreement.

                  SECTION 20 -- FURTHER NECESSARY ACTIONS.


                  Ludwig agrees, without further consideration, to execute or cause to be executed, and to deliver to API, any other documents and to take any other action as may be necessary to more effectively consummate the subject matter of this Agreement, including but not limited to appropriate resignations from his positions with API.


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                  SECTION 21 -- REVIEW PERIOD.

                  Ludwig acknowledges that he has been given twenty-one (21) days, which he acknowledges is a reasonable period of time in which to consider whether to sign this Agreement and to consult with an attorney.

                  SECTION 22 -- RIGHT TO REVOKE ACCEPTANCE OF AGREEMENT.

                  Ludwig acknowledges that he has been advised that he may revoke his acceptance of this Agreement for a period of seven (7) calendar days following the day he executes this Agreement. Ludwig further understands that this Agreement is not effective until the revocation period has expired and that any revocation, to be effective, must be in writing, and either (a) postmarked within seven (7) days of the date he executes this Agreement and addressed or hand delivered to, in a personal and confidential envelope, Mr. Richard Kurtz at the address of API set out below. Notification by facsimile transmission fax number (734) 864-5653 prior to that time will be deemed to be sufficient. Ludwig understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

                  SECTION 23-- NOTICE.

                  Any notice to be given hereunder shall be given in writing and delivered personally or sent by first class mail, postage prepaid, to the addresses set forth below, or to such other address as either party may designate by written notice to the other.

Ludwig:           Paul Ludwig
                                5790 Verde View
                                Fitchburg, WI 53711


                  API:          Mr. Richard D. Kurtz
                                Advanced Photonix, Inc.
                                2925 Boardwalk
                                Ann Arbor, MI 48104


                  With a copy to:



                                       10                Initialed:
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


                                Landey Strongin, Esq.
                                Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                                New York, New York 10017
                                Fax (212) 753-7673


                  SECTION 24-- PROPER CONSTRUCTION.

                  (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

                  (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or," and the singular or plural shall be deemed to include the other whenever the context so indicates or requires.

                  (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

                  SECTION 25-- SEVERABILITY.

                  Should any of the provisions of this Agreement be declared or be determined by any court to be illegal, invalid, void, or unenforceable, the validity of the remaining parts, terms or provisions shall not be affected thereby and said provision shall be deemed not to be a part of this Agreement.

                  SECTION 26-- COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  SECTION 27-- ENTIRE AGREEMENT.

                  This Agreement sets forth the entire agreement between the parties hereto, and, excepting only those various Non-Qualified Stock Option Agreements between Ludwig and API, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may only be modified by a written document signed by all parties hereto evidencing a specific intent to modify this Agreement.


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



         PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at ____________, Michigan, this 6th day of June,2006.

                         /s/ Paul Ludwig
                         ------------------------------------------------------
                         Paul Ludwig


         Executed at ____________, Michigan, this 2nd day of June 2006.

                          /s/ Richard D. Kurtz
                          -----------------------------------------------------
                          Richard D. Kurtz
                          Advanced Photonix Inc.



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
                                 EXHIBIT INDEX



Exhibit
Number          Exhibit
--------        -------
10.1            Separation Agreement and General Release dated as of June 6,
                2006 between the Company and Paul Ludwig

99.1            Advanced Photonix, Inc.'s press release dated June 6, 2006.